Exhibit 10.67

BIODELIVERY SCIENCES INTERNATIONAL, INC.

AMENDED AND RESTATED 2001 INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Option Agreement Number:	NQ-00001074

Date of Grant/Award:	April 14, 2005

Name of Optionee:	Susan Gould-Fogerite

Optionee’s Social Security Number:	###-##-####

Initial Vesting Date:	April 14, 2005

Initial Exercise Date:	April 14, 2005

Expiration Date:	November 15, 2007 (the “Option Term”)

1. Dated as of the above-stated Date of Grant/Award (the “Grant Date”) a Stock Option (the “Option”) is hereby granted to the above-named Optionee pursuant to the BioDelivery Sciences International, Inc. Amended and Restated 2001 Incentive Plan (the “Plan”). The award of this Option conveys to the Optionee the right, under the Plan, to purchase from BioDelivery Sciences International, Inc. (the “Company”) up to the number of shares of Company Common Stock (the “Option Shares”) set forth on Schedule A hereto at the exercise prices set forth on Schedule A hereto. The Option awarded hereunder is intended to be a nonqualified stock option subject upon its exercise to treatment, for tax purposes, under Section 83 of the Internal Revenue Code, and is specifically not intended to be treated as an Incentive Stock Option, as such term is defined under Section 422 of the Internal Revenue Code.

2. Except as specifically provided herein, the rights of the Optionee, or of any other person entitled to exercise the Option, are governed by the terms and provisions of the Plan. The Option is granted pursuant to the terms of the Plan, which is incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Company shall interpret and construe the Plan and this Option Agreement with respect to any issue arising thereunder or hereunder, and such interpretations and determinations by the Company shall be conclusive and will bind the parties hereto and any other person claiming an interest hereunder.

3. To the extent not previously exercised, the Option and all rights with respect thereto, shall terminate and become null and void upon the expiration of the Option Term.

4. The Option may be exercised with respect to all or any part of the number of Option Shares by the giving of written notice (“Notice”) of the Optionee’s intent to exercise to the Company at least five (5) days prior to the date on which exercise is to occur. The Notice shall specify the exercise date and the number of Option Shares and the exercise price as to which the Option is to be exercised. Full payment of the Option exercise price by certified check or wire transfer of immediately available funds shall be made on or before the exercise date specified in the Notice. Such full payment having occurred on or before the exercise date specified in the Notice, or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased. If the Optionee fails to pay for any of the Option Shares specified in the Notice, or fails to accept delivery of Option Shares, the Optionee’s right to purchase such Option Shares may be terminated by the Company.

5. During the Optionee’s lifetime, the Option granted hereunder shall be exercisable only by the Optionee or by any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in the case of the death of the Optionee, by will or by the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process.

6. The Company may unilaterally amend the Option Award at any time if the Company determines, in its sole discretion, that such amendment is necessary or advisable in light of any applicable addition to or change in the Internal Revenue Code, any regulations issued thereunder, or any federal or state securities law or other applicable law or regulation.

7. Until the date a stock certificate(s) is issued to the Optionee, the Optionee shall have no rights as a stockholder with respect to the shares of stock subject to award under this Agreement, and no adjustments shall be made for dividends of any kind or nature, distributions, or other rights for which the record date is prior to the date such stock certificate is issued.

8. The Optionee agrees to comply with all the Plan and all laws, rules and regulations applicable to the award of the Option and to the sale or other disposition of the stock of the Company received upon exercise.

9. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices located at 5310 Cypress Center Drive, Suite 101, Tampa, FL 33609, and any notice to the Optionee shall be addressed to the Optionee at the address currently shown on the payroll records of the Company. Any notice shall be deemed duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

IN WITNESS WHEREOF, BioDelivery Sciences International, Inc. has caused its duly authorized officers to execute this nonqualified Stock Option Agreement, and the Optionee has placed her signature hereon, effective as of the Grant Date.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and COO

ACCEPTED AND AGREED TO:

By:	/s/ Susan-Gould Fogerite
Susan-Gould Fogerite, Optionee

[Schedule A Follows]

Schedule A

Option and Exercise Prices

Number of Option Shares(*)	Exercise Price
19,438	$3.83
17,162	$3.06
8,581	$11.80
6,936	$17.48
1,645	$17.48
4,295	$3.40

*	= All options listed are non-qualified stock options.

Initial:

/s/ Mark A. Sirgo
Company:

/s/ Susan-Gould Fogerite
Optionee:

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